EXHIBIT 23



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



      As independent public accountants, we hereby consent to the incorporation of our report dated April 27, 2001, included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 33-42005, 33-42006, 33-70932, 33-70934, 33-80652, 333-61453, 333-61455,
333-60020 and 333-62598. It should be noted that we have not audited any financial statements of the Company subsequent to March 31, 2001 or performed any audit procedures subsequent to the date of our report.


                                       ARTHUR ANDERSEN LLP


Boston, Massachusetts
June 22, 2001


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